                                                                   Exhibit 10.10

*PORTIONS OF THIS GRAIN FEEDSTOCK AGENCY AGREEMENT HAVE BEEN OMITTED PURSUANT TO
A REQUEST FOR  CONFIDENTIAL  TREATMENT WHICH HAS BEEN FILED  SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

================================================================================

                        GRAIN FEEDSTOCK AGENCY AGREEMENT

     THIS  GRAIN  FEEDSTOCK  AGENCY  AGREEMENT  (this  "Agreement")  is made and entered into as October 13, 2006 by and between Southwest Iowa Renewable Energy,
LLC, an Iowa limited liability company ("Producer") and AGRI-Bunge, LLC, an Iowa limited  liability  company  ("A-B")  (each of  Producer  and A-B, a "Party" and collectively, the "Parties").

                                    RECITALS

     A.  Producer  intends to construct  and own an ethanol  plant  located near
Council Bluffs, Iowa (the "Facility").

     B. As of the date of this Agreement,  Bunge North America,  Inc.  ("Bunge")
has  subscribed  to become a Member of  Producer  pursuant  to the  Amended  and
Restated  Operating  Agreement  of  Producer  dated  June  2,  2006  ("Operating
Agreement") and holds an equity ownership interest in A-B.

     C.  Producer  desires  for  A-B to act as  Producer's  exclusive  agent  in procuring  all  grain  ("Feedstock")  required  for  ethanol  production  at the
Facility in accordance with the terms set forth in this Agreement.

     D. A-B desires to act as Producer's  exclusive  agent and A-B is willing to procure on behalf of  Producer  all  Feedstock  required  for  operation  of the
Facility.

                                    AGREEMENT

     Therefore, the Parties agree as follows:

1.   Corn Procurement.

     1.1 Corn As Feedstock.  As of the date of this Agreement,  it is the intent of Producer that  initially  the Facility  will only use corn as its  Feedstock.
Accordingly,  the remainder of this  Agreement  will deal with A-B acting as the agent of Producer to procure corn meeting the  specifications  described  herein
("Corn") as a Feedstock for the Facility. As of the date of this Agreement,  the
Corn to be supplied  hereunder  shall be U.S. number 2 yellow corn as defined by the United States Grain  Standards Act (USGA).  If any changes occur in the USGA specifications  for number 2 yellow corn,  then  Producer and A-B will  mutually agree on the Corn applicable to this Agreement.  If Producer requires the use of another grain Feedstock, Producer will negotiate in good faith the terms of such exclusive procurement agency relationship with Bunge.

     1.2 Exclusive Agent. Subject to the terms of this Agreement (including, but not limited to, Section 1.3),  Producer  agrees that A-B will have the exclusive right to act as the  agent of  Producer  in  procuring  all Corn  that  Producer requires for ethanol  production at the Facility  during the Term (as defined in
Section 4.1 hereof),  including  the Facility as initially  constructed  and any modifications or expansions thereof. Upon any modifications or expansions of the
Facility,  the  Parties  shall make such  amendments  to this  Agreement  as are mutually agreed upon as necessary to reflect such modifications or expansions at the Facility. A-B agrees that it will be responsible for procuring on Producer's behalf all Corn  necessary  for the  operation of the  Facility  during the Term under the conditions herein set forth.

     1.3 Right to Direct  Purchase.  If, at any time,  A-B fails to maintain the
Minimum  Supply in accordance  with Section 2.3(b) or Producer  identifies  Corn offered by a reliable  supplier  other than A-B at more  favorable  pricing (not including  the Agency Fee set forth in Section 3.1) than  available  through A-B for the same grade, quality,  quantity and delivery period,  Producer may direct
A-B to either (i) procure other Corn on Producer's  behalf at the same terms and pricing,  or (ii) procure on Producer's behalf Corn from the identified supplier and  deliver  it to  Producer,  the  choice  of which  shall  be at  A-B's  sole discretion.  If A-B procures Corn from the identified  supplier,  Producer shall pay the Agency Fee as calculated  in accordance  with Section 3.1. If Producer's general  manager  determines  in  good  faith  that  he or  she  has  repeatedly identified Corn for the Facility at more favorable prices in accordance with the preceding  sentence to the extent that the general  manager  believes A-B is not adequately providing Corn at favorable prices to the Facility,  then the general manager  shall bring this to the  attention  of A-B.  If the  general  manager's concerns are not promptly addressed, then Producer may issue a Notice of Dispute as provided in Section 13.2.

     1.4 Repeated Delivery Failures. If Producer's general manager determines in good faith that one or more Corn  Suppliers (as defined in Section  2.2(a)) have repeatedly failed to make required deliveries at the Facility,  then the general manager  shall bring this to the  attention  of A-B.  If the  general  manager's concerns are not promptly addressed, then Producer may issue a Notice of Dispute as provided in Section 13.2

     1.5  Restrictions in Facility  Service Area.  Except as provided in Section
2.6, after the Restriction  Date (as herein after  defined),  none of A-B or any
Affiliate  of A-B ("A-B  Entity")  will * or * within a * radius of the Facility
(the "Facility Service Area") for * or * thereof other than *. An A-B Entity may contract for * to be * within the Facility  Service Area if: (1) the contract is not with *, and (2) * is not the *, and (3) the Producer is * provided that such
* must be promptly * by  Producer's  general  manager or his  designee,  and any unavailability  or failure to * shall be deemed a *. No A-B Entity  will  invest
(either directly or indirectly) in a Corn ethanol production facility within the
Facility  Service  Area.  If this  Agreement  is  terminated  by Producer  under
Sections 4.2(b) or 4.2(g), the restrictions under this Section 1.5 shall survive for a  period  of one year  from  the  effective  date of  termination.  If this
Agreement is  terminated or expires in any other manner other than the preceding sentence,  the  restrictions  under  this  Section  1.5 shall not  survive  such termination  or  expiration.  For  purposes  of this  Agreement:  (a)  the  term
"Affiliate"  means a Person that  directly,  or  indirectly  through one or more intermediaries,  controls or is controlled  by, or is under common control with, the party  specified,  with "control" or  "controlled"  meaning the  possession, directly or  indirectly,  of the power to direct or cause the

                                      -2-

direction  of the  management  and  policies  of a Person,  whether  through the ownership of voting  securities or voting  interests,  by contract or otherwise;
(b) the term "Person" shall mean any individual,  general  partnership,  limited partnership,  limited liability company,  joint venture,  trust, business trust, cooperative,  association  or other entity of whatever  nature.  For purposes of this Agreement,  Bunge shall not be deemed an Affiliate of A-B; and (c) the term
"Restriction Date" shall mean the date that the Facility first becomes ready for delivery of Corn to the  Facility;  provided  that  Producer  will notify A-B at least thirty (30) days in advance of such date.

*OMITTED  PURSUANT TO A REQUEST FOR CONFIDENTIAL  TREATMENT WHICH HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

2.   Corn Procurement Policy; Contracts.

     2.1 Corn  Procurement  Policy.  Producer will establish,  with the input of
A-B, a Corn  procurement  policy  setting forth the  guidelines  and  parameters within which A-B will  acquire  Corn as agent of Producer for the Facility  (the
"Corn Procurement  Policy").  The Corn Procurement Policy is subject to approval and  modification  by  Producer's  risk  management  committee  and/or  Board of
Managers and may be developed in connection with a comprehensive risk management policy for the marketing of all products produced by the Facility and the inputs required  for  operation  of the  Facility.  The Corn  Procurement  Policy shall include,  among other things,  obligations of Producer to deliver to A-B written estimates of Corn requirements at the Facility a reasonable period of time prior
to  such  requirement,   allowable  range  of  prices  and  guidelines  for  the
establishment of daily bids, credit limits,  forward  contracting  limits,  risk management  guidelines,  quality standards,  a price discount schedule and other daily operating parameters to be followed by A-B in procuring the Corn. The Corn
Procurement  Policy  shall be updated as  necessary  to reflect  current  market conditions and operational needs of the Facility.  The allowable range of prices for Corn included within the Corn Procurement Policy may include,  in Producer's discretion,  the price actually paid by Producer to purchase the Corn,  plus all expenses  incurred  by Producer  to deliver  the Corn to the  Facility,  whether incurred before or during the Term, less any quality discounts.

     2.2 Agency Services.  To the extent that Producer meets its obligations set forth in Section 2.3, A-B will provide the following  services (the  "Services")
to Producer:

          (a) Contracting  with Corn Suppliers.  A-B will negotiate and execute, in the name and on behalf of Producer,  contracts,  arrangements  and agreements for  purchase by Producer of all Corn for the Facility  ("Contracts")  with corn suppliers,  including  local grain  producers  and local,  regional and national grain  merchants  ("Corn  Suppliers").  Contracts will require Corn Suppliers to deliver Corn meeting minimum quality  standards  ("Quality  Standards") and will apply pricing  premiums and discounts to differing  qualities of Corn delivered, in each case as set forth in the Corn  Procurement  Policy.  If a Corn  Supplier fails to make a  delivery  in  accordance  with a  Contract,  A-B shall  procure substitute Corn as soon as possible, provided that such substitution shall be at
Producer's  expense  (provided  further that the forgoing does not and shall not limit  Producer's  legal  rights or remedies to recover the expense of procuring substitute Corn from the Corn Supplier.)

                                      -3-

          (b) Corn  Deliveries.  A-B will  schedule and arrange,  on  Producer's behalf, the shipping and delivery of all Corn to the Facility. A-B will endeavor to purchase Corn on a delivered to Facility basis,  but in no event shall A-B be responsible for transportation  costs for Corn. A-B will complete the settlement of Corn  deliveries,  including  matching  of  Corn  deliveries  to  outstanding
Contracts.

          (c) Corn Inventory,  Open Contracts and Accounting.  A-B shall provide daily  accounting to Producer of the following as of the prior business day: (i)
current Corn  inventory  held at the  Facility on behalf of Producer,  (ii) open
Contracts with consolidated delivery dates, volumes and pricing information, and
(iii) Corn  delivered by Corn  Suppliers,  both with respect to Corn accepted by the Producer and, to the extent notified by Producer,  Corn rejected by Producer for failure to meet Quality Standards.

          (d) Corn Originators and Grain Accounting Staff. Except as provided in
Section 2(d)(ii) below, A-B shall provide or make available the following staff, which may be employees of A-B or employees leased or subcontracted from Bunge to
A-B (the "A-B Staff") dedicated to performing the Services:

               i. A-B shall provide not less than two grain  originators,  to be located at the Facility, having the following characteristics: (A) one being a Senior Grain Merchandiser of Bunge and a pre-existing employee of  Bunge;  and  (B)  the  other  having  at  least  two  years  grain merchandising  experience.  The  originators  shall be responsible for formulating and implementing a merchandising  strategy consistent with the Corn  Procurement  Policy to procure Corn for Producer as provided under this Agreement.  In furtherance of those  responsibilities,  the originators  will gather and analyze  market data,  and will establish relationships with Corn Suppliers.

               ii. A-B shall  provide the grain  accounting  staff  necessary to complete  settlement  and daily  accounting  of Corn  purchases,  Corn deliveries and Contracts  entered into on behalf of Producer,  as well as completing  necessary UCC and Farm Security Act searches to confirm clear title in the Corn delivered.  Notwithstanding the foregoing, the
          Parties may  mutually  agree for some or all of the services set forth in this Section  2.2(d)(ii)  to be provided by an employee of Producer instead of A-B ("Producer-Provided Staff"), in which case the mutually agreed upon salary and benefits for the Producer-Provided Staff may be offset  against the Agency Fee (as  hereinafter  defined) owed to A-B.
          Any agreement  under this  subsection  shall be evidenced by a writing between the parties.

               iii.  Upon any  expansion  of the  Facility,  A-B  shall  provide additional A-B Staff as necessary for A-B to provide the same level of services  under this  Agreement  as was  provided  by A-B before  such expansion.  All employee  compensation,  bonuses,  benefits (including retirement  benefits) and employment  taxes for the A-B Staff shall be the responsibility of A-B.

                                      -4-

          (e) A-B Staff and Producer  Employees.  A-B shall be  responsible  for supervision of A-B Staff and Producer shall be  responsible  for  supervision of
Producer's  employees.  A-B Staff will abide by the same rules of conduct as are applied  to  Producer's  employees  in  Producer's  employee  handbook  for  the
Facility.  Notwithstanding the foregoing, the Producer's general manager and A-B will  jointly  conduct  periodic  employment  review  of the A-B  Staff  and any
Producer-Provided   Staff  .  Producer's   general  manager  may  make  staffing
recommendations to A-B at any time and A-B may make staffing  recommendations to
Producer for Producer-Provided Staff at any time. A-B may also notify Producer's general manager or Board of Managers of any misconduct by Producer's  employees.
If the  recommendations  of the Producer's  general  manager are not accepted by
A-B,  Producer  may issue a Notice of Dispute as  provided in Section  13.2.  If
A-B's  recommendations  regarding  Producer-Provided  Staff are not  accepted by
Producer or if A-B's concerns  regarding any misconduct by Producer's  employees are not  timely  addressed  by  Producer,  A-B may issue a Notice of  Dispute as provided in Section 13.2.

          (f) Corn Procurement  Policy. A-B shall abide by any terms of the Corn
Procurement  Policy  applicable  to  A-B in  connection  with  provision  of the
Services. Neither A-B nor its Affiliates shall be in breach of this Agreement or liable to Producer as the result of Services  provided  under this  Agreement to the  extent  A-B  acts in  accordance  with the Corn  Procurement  Policy  or in accordance with directions given by Producer's Board or general manager.

     2.3  Producer's  Obligations.  In  connection  with A-B's  provision of the
Services, Producer will provide the

following:

          (a)  Software.  Producer  shall  provide  the  grain  origination  and accounting  software  reasonably  acceptable  to A-B to record  Corn  contracts, purchases and deliveries.

          (b) Monthly  Estimates and Minimum Supply. At least 30 days before the beginning of each  calendar  month during the Term (but not before the Effective
Date),  Producer will deliver to A-B a written  estimate of its anticipated Corn requirements at the Facility for such calendar month (a "Monthly Estimate"). A-B shall maintain at all times a minimum supply of Corn in Storage for the Facility of three days usage  based on the Monthly  Estimate,  which is  estimated  to be approximately * bushels, or * bushels per day, unless the general manager of the
Facility,  or his designee (or such other  individual  identified  in writing by
Producer)  approves in advance different minimum supply  requirements (with such requirements  collectively,  the "Minimum  Supply").  Producer will  immediately notify A-B if the  Minimum  Supply has not been met by A-B.  Producer  will make storage  room  available  for no less than * bushels of Corn in order for A-B to fulfill the Minimum Supply  requirement.  A-B and Producer will  renegotiate the preceding  sentences of this Section in the event of any material changes to the three days usage estimate set forth above.  Producer will immediately notify A-B of any  revisions  to a  Monthly  Estimate  and A-B  will  utilize  commercially reasonable efforts consistent with industry standards to adjust its planned Corn deliveries accordingly.  In addition,  Producer will give A-B reasonable advance notice of any  circumstances  that would  reasonably  be expected to  materially affect Corn  requirements at the Facility.  Producer's sole and exclusive remedy for A-B's failure

                                      -5-

to maintain the Minimum  Supply in accordance  with this Section 2.3(b) shall be the rights set forth in Sections 4.2(b) and 13.2.

*OMITTED  PURSUANT TO A REQUEST FOR CONFIDENTIAL  TREATMENT WHICH HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (c) Corn Procurement  Policy.  Producer will abide by any terms of the
Corn Procurement Policy applicable to Producer.

          (d) Corn Receiving.  Producer will receive,  sample,  weigh and unload all Corn  delivered  to the  Facility  using  scales  at the  Facility  that are inspected  and  certified as required by  applicable  law.  Prior to  unloading,
Producer  will have the right to inspect  any Corn  delivered  for  purposes  of verifying that such Corn meets the Quality Standards and determining whether any pricing discounts associated with differing qualities of Corn apply.

          (e) Contracts.  Producer will respond  promptly to any requests by A-B regarding Contracts submitted to Producer pursuant to section 2.4.

     2.4  Contract  Commitments.  All  Contracts  negotiated  by  A-B  shall  be consistent with the Corn Procurement  Policy,  unless the general manager of the
Facility,  or his designee (or such other  individual  identified  in writing by
Producer)  approves in advance any  Contract  terms  inconsistent  with the Corn
Procurement Policy.  Attached hereto as Exhibit A is a form of the Contract that
A-B intends to use to purchase Corn hereunder.  Any material changes to the form contract must be approved by Producer  prior to use. A-B will not be a party to, or have any liability or obligation to any seller or Producer  under,  Contracts which are  executed in  compliance  with the  provisions  of this  Section 2 and
Producer  will  bear  all  risk  of loss  (including,  without  limitation,  for non-delivery  and  quality of Corn) under the terms of the  Contracts.  Producer will  indemnify,  defend and hold  harmless A-B and its  Affiliates  (as defined above), employees and agents from and against any and all liabilities, costs and expenses  (including,  without  limitation,  attorneys  fees)  arising  out  of, relating to or resulting  from any  Contracts  and the  obligations  of Producer there under, except to the extent such liabilities, costs and expenses arise out of the gross negligence or intentional misconduct of A-B.

     2.5 Financial Risk  Management.  Producer may elect to engage Bunge,  or an
Affiliate  of Bunge,  for a  separately  negotiated  fee, to provide a portfolio strategy (which may include the purchase and use of futures,  options, and other hedging  tools,  as well as storage at sites other than the Facility)  that will permit Producer to optimize its Corn supply pricing and security.

     2.6 Corn  Merchandising.  If the Facility ceases  producing  ethanol at any time  during  the  Term and  Producer,  in its sole  discretion,  determines  to continue operating the Facility as a grain elevator,  A-B and Producer may elect to  negotiate  in good  faith the  terms of an  agreement  under  which A-B will merchandise and re-sell Corn delivered to the Facility on behalf of Producer for a mutually agreeable fee.  Notwithstanding the forgoing,  if the Facility ceases ethanol  production and is not operating the facility as a grain  elevator,  A-B shall

                                      -6-

cease  entering  any  additional  Contracts  and shall  attempt to  negotiate on
Producer's  behalf  with  Corn  Suppliers   alternate  delivery  terms  for  any
outstanding Contracts.

3.   Agency Fee and Payment.

     3.1 Agency Fee. For all Corn  delivered to the Facility,  Producer will pay
A-B a price per bushel agency fee equal to (a) $* per bushel for Corn  delivered to the  Facility  by truck;  and (b) $* per  bushel  for Corn  delivered  to the
Facility by rail (collectively, the "Agency Fee").

*OMITTED  PURSUANT TO A REQUEST FOR CONFIDENTIAL  TREATMENT WHICH HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     3.2 Payment.  Producer will pay, by wire transfer on or before the 10th day of each month  during the Term,  the  Agency Fee for the  immediately  preceding month. Interest will accrue on amounts past due at a rate per annum equal to the lesser of (a) the prime rate,  as reported  from time to time by the Wall Street
Journal (or similar publication), plus 2%, and (b) the highest rate permitted by law. All amounts due to A-B under this  Agreement  will be paid without  setoff, counterclaim or deduction, except to the extent provided in Section 2.2(d)(ii).

     3.3 Annual  Minimum  Payments.  Subject to Section 9 hereof,  if as of each anniversary of the Effective Date during the Term, the total amount of Fees that
Producer  has paid or has  been  obligated  to pay A-B  during  the  immediately preceding 12-month period (a "Total Fees Amount") is less than $225,000 ("Annual
Minimum  Amount"),  then within 15 days after such Producer receives notice from
A-B, Producer will pay to A-B an amount equal to the Annual Minimum Amount minus the Total  Fees  Amount.  At  Producer's  request,  A-B shall  provide  evidence supporting  the amount.  Notwithstanding,  if the  Facility has not operated for twelve  consecutive months due to a Force Majeure Event, then Producer shall not be  obligated  to pay any Annual  Minimum  Amount for  periods  after the twelve consecutive months.

     3.4 Adjustments.

          (a)  Beginning  on the third  anniversary  of the  Effective  Date (as defined in Section 4.1). and on each anniversary thereafter,  the Agency Fee and the Annual Minimum  Payment will be increased or decreased by an amount equal to the  product  of:  (i) the  Agency  Fee  and  the  Annual  Minimum  Payment,  as
applicable,  for the immediately  preceding 12-month period,  multiplied by (ii)
the percentage increase (or decrease) for such 12-month period in the Employment
Cost Index;  Not Seasonally  Adjusted;  Total  Compensation;  Private  Industry;
twelve-month percent change;  Midwest Workers,  published by the Bureau of Labor
Statistics, U.S. Department of Labor.

          (b) If the Effective Date has not occurred on or before July 15, 2008, then A-B may require the Parties to  renegotiate  the provisions of this Article
3. Upon such renegotiation,  if the Parties do not agree upon adjustments to the compensation  on terms  agreeable to A-B, then A-B may terminate  this Agreement upon notice to Producer.

                                      -7-

     3.5 Tax. For purposes of personal  property  taxation and/or  assessment or other similar  taxation,  if any, any tax assessed on Corn purchased or supplied to the Facility under this Agreement will be the responsibility of Producer, and at no time will A-B be responsible for the payment of any such tax.

4.   Term and Termination.

     4.1 Term.  The initial term of this  Agreement will begin upon execution of this Agreement by both Parties and, unless earlier terminated in accordance with the terms hereof,  will expire upon the tenth anniversary of the Effective Date.
Unless earlier terminated in accordance with this Agreement, this Agreement will automatically  renew for successive  three-year terms  thereafter  unless either
Party gives written  notice to the other Party of its election not to renew,  no later  than 180 days prior to the  expiration  of the  initial  term or the then current renewal term, as applicable. The "Term" will be the total of the initial term of this Agreement and any renewal terms.  The "Effective Date" will be July
15, 2008 or such other date agreed by the Parties in writing  that the  Facility first needs Corn for ethanol processing operations;  provided that Producer will notify A-B at least thirty (30) days in advance of when Corn is first so needed.

     4.2 Termination Rights.

          (a) Either Party may terminate this Agreement  immediately upon notice to the  other  Party  if such  other  Party  has  (i)  materially  breached  any representation, warranty, or obligation under this Agreement, and (ii) failed to remedy such breach within 30 days after the  terminating  Party has given notice of such breach,  or if such breach cannot reasonably be cured within such 30-day period,  such other Party has failed to commence and diligently pursue remedy of the breach and  failed to remedy  such  breach not later than 120 days after the terminating Party has given notice of such breach.

          (b)  Producer  may  terminate  this  Agreement  upon thirty days prior written  notice to A-B if: (i) A-B has failed to maintain the Minimum  Supply of
Corn in accordance  with the standards set in Section 2.3(b) on six or more days during a twelve-month  period and Producer has notified A-B of each such failure in accordance with Section 2.3(b);  or (ii) subject to the remaining  provisions of this Section  4.2(b),  the Facility has shut down  operations  because of the lack  of  Corn  delivered  to or in  storage  for  the  Facility  on two or more occasions  during a  twelve-month  period and  Producer has notified A-B of such shut-downs  ("Facility  Shut-Down").  If Producer has not exercised its right to deliver  notice to  terminate  this  Agreement  within 10 days after each day or occasion (as applicable) allowing a termination right under this Section 4.2(b), then  Producer's  right to  terminate  shall  cease with  respect to such day or occasion,  as applicable.  Notwithstanding  the  foregoing,  to the extent A-B's failure to maintain the Minimum Supply of Corn or a Facility Shut-Down occurs as the  result  of  Producer's  actions  or  inactions  (unless  Producer  provides reasonable  notice to A-B of such actions or  inactions),  then such event shall not be considered in determining  whether  Producer has a termination  right (or any other right,  including any right of payment) under this Section 4.2(b).  On the first Facility  Shut-Down in a twelve month period, A-B will pay to Producer an amount  equal to the actual  damages  suffered by Producer as a result of the shut down of the Facility.  On the second  Facility  Shut-

                                      -8-

Down in a twelve month period,  Producer may elect to: (i) exercise its right to terminate  this  Agreement  as set forth in the first  sentence of this  Section
4.2(b)  and A-B will pay to  Producer  an  amount  equal to the  actual  damages suffered by Producer as a result of the shut down of the  Facility;  or (ii) not exercise its right to terminate the Agreement as set forth in the first sentence of this  Section  4.2(b) and A-B will pay to Producer an amount  equal to $*. On the third or more Facility  Shut-downs during a twelve month period, then either
Party may elect to terminate  this  Agreement on thirty days notice to the other
Party  and A-B will pay to  Producer  an  amount  equal  to the  actual  damages suffered by Producer as a result of the shut down of the Facility.

*OMITTED  PURSUANT TO A REQUEST FOR CONFIDENTIAL  TREATMENT WHICH HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (c) A-B may  terminate  this  Agreement  immediately  upon  notice  to
Producer (i) if Producer fails to pay any amount due under this Agreement within
15  days  after  A-B  gives  Producer  notice  of such  nonpayment;  (ii) if the
Effective  Date  has not  occurred  on or  before  October  15,  2008;  (iii) in accordance  with Section  3.4(b)  hereof;  and/or (iv) upon the  occurrence of a
Dissolution Event (as defined in Article X of the Operating Agreement).

          (d) Either Party may terminate this Agreement  immediately upon notice to the other Party if (i) such other Party files a petition for  adjudication as bankrupt,  for  reorganization  or for an  arrangement  under any  bankruptcy or insolvency  law; (ii) an  involuntary  petition  under such law is filed against such  other  Party  and is not  dismissed,  vacated  or  stayed  within  60 days
thereafter;   or  (iii)  such  other  Party  makes  an   assignment  of  all  or
substantially all of its assets for the benefit of its creditors.

          (e) A-B may  terminate  this  Agreement  immediately  upon  notice  to
Producer  if there is a Change in Control  of  Producer.  A "Change of  Control"
occurs  upon any of:  (i) a sale of all or  substantially  all of the  assets of
Producer; (ii) a merger or consolidation involving Producer,  excluding a merger or consolidation  after which 50% or more of the outstanding equity interests of
Producer  continue to be held by the same  holders  that held 50% of more of the outstanding  equity  interests  of  Producer  immediately  before such merger or consolidation;  or (iii) any issuance and/or  acquisition of equity interests of
Producer  that  results  in a  person  or  entity  holding  50% or  more  of the outstanding equity interests of Producer, excluding any persons or entities that held 50% or more of the  outstanding  equity  interests of Producer  immediately before such acquisition.

          (f) Either  Party may  terminate  this  Agreement in  accordance  with
Section 9.3 hereof.

          (g)  Producer  may  terminate  this  Agreement  upon thirty days prior written notice to A-B if: (i) prior to May 1, 2011, Bunge or its Affiliates sell any of the  Series B Units  of  Producer  originally  purchased  by  Bunge  from
Producer;  or (ii) from and after May 1, 2011,  (A) Bunge and/or its  Affiliates sell more than 15% per annum (on a  cumulative  basis) of the  Series B Units of
Producer  originally  purchased by Bunge from Producer;  or (B) Bunge and/or its
Affiliates hold 25% or less of the Series B Units originally  purchased by Bunge from  Producer.

                                      -9-

The  provisions  of this  Section  4.2(g)  shall  not  apply to  intra-Affiliate transfers by Bunge and/or its Affiliates.

          (h) Producer may terminate this Agreement  immediately  upon notice to
A-B if there is a Change in Control of Producer upon payment to A-B of an amount equal to the Annual Minimum Amount on the date of such termination.

     4.3 Survival.  The provisions of this Agreement which expressly or by their nature survive expiration or termination of this Agreement,  including,  but not limited  to,  Sections  1.5,  3.2,  3.3,  4, 6, 7, 12, 13 and 14, will remain in effect after the expiration or termination of this Agreement.  For the avoidance of doubt,  Section 1.5 will only survive  termination  of this  Agreement to the extent set forth in Section 1.5.

     5.  Covenants  of  Producer.  Producer  covenants  to A-B  that it will use commercially  reasonable  efforts  to  ensure  that the  Facility  will be fully operational no later than July 15, 2008.

     6.  Representations and Warranties.  The following parties make warranties, representations or guarantees as described below.

          (a) A-B represents  and warrants to Producer that A-B,  either through its own management or through lawful contracts  entered into with third parties, currently  has and  shall  maintain  or cause to be  maintained  such  licenses, permits and/or authorities as may be required to lawfully engage in the purchase and sale of Corn.

          (b) A-B  represents  and  warrants  to  Producer  that  all  necessary corporate action has been taken for the authorization,  execution,  delivery and performance of this Agreement;  the execution,  delivery and performance of this
Agreement  by it does not,  and will not,  violate or  constitute a breach of or default under any  Governmental  Requirement (as defined in Section 14.4) or any indenture,  contract or other instrument to which the representing  party or its assets are bound or to which its business is subject.

          (c)  Producer  represents  and  warrants  to A-B  that  all  necessary corporate action has been taken for the authorization,  execution,  delivery and performance of this Agreement;  the execution,  delivery and performance of this
Agreement by Producer does not, and will not,  violate or constitute a breach of or default under any  Governmental  Requirement  or any  indenture,  contract or other instrument to which the  representing  party or its assets are bound or to which its business is subject.

7. Limitation of Liability; General Disclaimer.  EXCEPT AS EXPRESSLY PROVIDED IN
THIS  AGREEMENT,  A-B MAKES NO STATUTORY,  WRITTEN,  ORAL,  EXPRESSED OR IMPLIED
WARRANTIES,  REPRESENTATIONS  OR GUARANTEES OF ANY KIND  CONCERNING THE SERVICES
PROVIDED BY A-B OR ITS  AFFILIATES  UNDER THIS  AGREEMENT.  EXCEPT AS  EXPRESSLY
PROVIDED IN THIS AGREEMENT  (INCLUDING  SECTION 4.2(b) AND 8.4), NEITHER A-B NOR
ITS AFFILIATES,  NOR ANY OTHER PARTY PROVIDING SERVICES HEREUNDER (INCLUDING ANY
SUBCONTRACTOR ALLOWED TO PROVIDE SERVICES BY THIS AGREEMENT),  WILL

                                      -10-

BE LIABLE TO PRODUCER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES  ARISING OUT OF,
RELATING TO OR RESULTING  FROM  SERVICES  PROVIDED  UNDER THIS  AGREEMENT OR THE
FAILURE TO PROVIDE  SERVICES  UNDER THIS  AGREEMENT,  EXCEPT TO THE EXTENT  SUCH
DAMAGES ARISE OUT OF OR RESULT FROM THE GROSS  NEGLIGENCE OR WILLFUL  MISCONDUCT
OF A-B OR SUCH PARTY PROVIDING SERVICES (INCLUDING ANY SUBCONTRACTOR  ALLOWED TO
PROVIDE SERVICES BY THIS AGREEMENT);  PROVIDED, THAT THE AGGREGATE AMOUNT OF ALL
SUCH DAMAGES UNDER THIS  AGREEMENT IN ANY FISCAL YEAR WILL NOT EXCEED THE AMOUNT
OF THE FEE IN SUCH FISCAL YEAR. THE  REMUNERATION TO BE PAID FOR THE SERVICES TO
BE PERFORMED REFLECTS THIS LIMITATION OF LIABILITY.  IN NO EVENT WILL A-B OR ANY
OF ITS AFFILIATES OR ANY OTHER PARTY PROVIDING SERVICES HEREUNDER (INCLUDING ANY
SUBCONTRACTOR  ALLOWED  TO  PROVIDE  SERVICES  BY THIS  AGREEMENT)  BE LIABLE TO
PRODUCER  OR  ANY  OTHER  PERSON  OR  ENTITY  FOR  ANY   INDIRECT,   SPECIAL  OR
CONSEQUENTIAL DAMAGES UNDER ANY CIRCUMSTANCES.

8.   Remedies.

     8.1  Suspend  Performance.  A-B may  suspend  its  performance  under  this
Agreement  until  Producer  has paid all  amounts  due under this  Agreement  if
Producer  fails to pay any amount within 15 days after the date when such amount is due and uncured under this Agreement.

     8.2 Specific  Enforcement.  The Parties  shall have the right and remedy to seek to have the provisions of this Agreement specifically enforced by any court having equity  jurisdiction  without the necessity of posting any bond, it being acknowledged  and agreed by the parties that the scope of the provisions of this
Agreement are reasonable under the circumstances.

     8.3 Liquidated Damages of A-B. If any actions or inactions by Producer lead to  termination  of this  Agreement,  A-B  will  suffer  damages  which  will be difficult to calculate and the Parties agree that the liquidated  damages in the following sentence are a reasonable estimate thereof and will not be viewed as a penalty.  If A-B  terminates  this Agreement  under  Sections  4.2(a) or 4.2(c),
Producer  will pay to A-B  liquidated  damages in an amount  equal to $*. If A-B terminates  this  Agreement  under  Sections  4.2(e),  Producer  will pay to A-B liquidated  damages in an amount equal to the Annual  Minimum Amount on the date of such termination.

*OMITTED  PURSUANT TO A REQUEST FOR CONFIDENTIAL  TREATMENT WHICH HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     8.4 Liquidated Damages of Producer. If any actions or inactions by A-B lead to  termination  of this  Agreement,  Producer will suffer damages which will be difficult to calculate and the Parties agree that the liquidated  damages in the following sentence are a reasonable

                                      -11-

estimate  thereof and will not be viewed as a penalty.  If  Producer  terminates this Agreement under Section 4.2(a), A-B will pay to Producer liquidated damages in an amount equal to $*.

*OMITTED  PURSUANT TO A REQUEST FOR CONFIDENTIAL  TREATMENT WHICH HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     8.5 Rights Not  Exclusive.  Subject  to  Section  2.3(b) and  Article 7, no
right,  power or remedy  conferred  by this  Agreement  will be exclusive of any other right,  power or remedy now or  hereafter  available to a Party at law, in equity, by statute or otherwise.

9.   Force Majeure.

     9.1  Definition  of  Force  Majeure  Event.  Each  Party  is  excused  from performing  its  obligations  under  this  Agreement  to the  extent  that  such performance is prevented by an act or event (a "Force Majeure Event") whether or not foreseen,  that: (i) is beyond the reasonable  control of, and is not due to the fault or negligence of, such Party,  and (ii) could not have been avoided by such Party's exercise of due diligence,  including,  but not limited to, a labor controversy,  strike, lockout,  boycott,  transportation  stoppage,  action of a court or public authority,  fire, flood,  earthquake,  storm, war, civil strife, terrorist action,  epidemic,  or act of God; provided that a Force Majeure Event
will  not  include  economic  hardship,   changes  in  market   conditions,   or
insufficiency of funds.  Notwithstanding the foregoing sentence, a Force Majeure
Event  does not excuse  any  obligation  to make any  payment  required  by this
Agreement  (including  Section 3.3) and will not affect either  Party's right to terminate this Agreement pursuant to Section 4.2

     9.2  Conditions  Regarding  Force Majeure  Event.  A Party claiming a Force
Majeure Event must: (i) use commercially  reasonable efforts to cure,  mitigate, or remedy the effects of its  nonperformance;  provided  that neither Party will have any obligation hereunder to settle a strike or labor dispute; (ii) bear the burden of demonstrating  its existence;  and (iii) notify the other Party of the occurrence of the Force Majeure Event as quickly as reasonably possible,  but no later than five  business  days after  learning of the  occurrence  of the Force
Majeure Event.  Any Party that fails to notify the other Party of the occurrence of a Force  Majeure Event as required by this Section 9.2 will forfeit its right to excuse performance of its obligations due to such Force Majeure Event. When a
Party  claiming  a Force  Majeure  Event is able to  resume  performance  of its obligations  under this  Agreement,  it will  immediately  give the other  Party notice to that effect and resume performance.

     9.3 Third Parties;  Termination.  During any period that a Party claiming a
Force Majeure Event is excused from performance under this Agreement,  the other
Party may accept  performance from other parties as it may reasonably  determine under the  circumstances.  If a Party has not performed under this Agreement due to a Force Majeure Event for twelve  consecutive months or more, the other Party may  terminate  this  Agreement  immediately  upon notice to the  non-performing
Party.

10.  Insurance.

                                      -12-

     10.1 Other Required Coverage.

          (a) Each Party will maintain  automobile  liability insurance covering owned, hired, and non-owned vehicles against claims for bodily injury, death and property damage,  with a combined single limit of not less than  $1,000,000,  or equivalent  coverage  using split  limits.  Such  insurance  will name the other
Party,  its  parents,   subsidiaries  and  Affiliates  as  additional   insureds
thereunder,  and will be primary  and  non-contributory  to any other  insurance available  to such other Party,  its parents,  subsidiaries  and  Affiliates  as insureds or otherwise.

          (b) Each Party will maintain  commercial  general liability  insurance
(including,   without  limitation,   coverage  for  Contractual   Liability  and
Products/Completed  Operations)  against  claims  for bodily  injury,  death and property damage, with limits of not less than $1,000,000 for each occurrence and
$1,000,000  in the General and  Products/Completed  Operations  Aggregate.  Such
insurance will name the other Party, its parents, subsidiaries and Affiliates as additional insureds there under, and will be primary and non-contributory to any other insurance  available to such other Party,  its parents,  subsidiaries  and
Affiliates as insureds or otherwise.

          (c) An excess or  umbrella  liability  policy with a limit of not less than $2,000,000 per occurrence and $2,000,000 aggregate. Such excess or umbrella liability  policy shall  follow form with the primary  liability  policies,  and contain a drop-down provision in case of impairment of underlying limits.

          (d)  Notwithstanding  the provisions of Section  10.1(b) and (c), each
Party's total coverage under both its commercial general liability  insurance in
Section 10.1(b) and excess or umbrella  liability policy in Section 10.1(c) must have combined  limits  together  totalling  $4,000,000  for each  occurrence and
$4,000,000 aggregate.

          (e) Worker's  Compensation  insurance providing statutory benefits for injury or disease in the state(s) of operation  of the Parties,  and  Employer's
Liability  with limits of at least  $500,000 for  individual  injury or disease, with an aggregate of $500,000 for disease.

          (f) Each  Party  waives  all rights  against  the other  Party and its employees  and agents for all losses and  damages  caused by,  arising out of or resulting  from any of the perils or causes of loss of the Party  covered by the policies  contemplated by Section 10.1 and any other property insurance covering the Party applicable to the Facility.

     10.2 Policy Requirements. All insurance policies required by this Agreement will  (a)  provide  coverage  on an  "occurrence"  basis;  (b)  provide  that no cancellation  will be effected  without  giving the other Party at least  thirty days' prior written notice; and (c) be valid and enforceable  policies issued by insurers of recognized responsibility,  properly licensed in the State where the
Facility is located, with an A.M. Best's Rating of A- or better and Class VII or better. Such insurance policies will not contain a cross-liability  exclusion or an exclusion for punitive or exemplary  damages where insurable under law. Prior to the  Effective  Date and,  thereafter,  within five business days of renewal, certificates  and  endorsements of such insurance will be delivered to the other
Party, as appropriate,  as evidence of the specified  insurance

                                      -13-

coverage.  From time to time,  upon a Party's  request,  the  other  Party  will provide  the  requesting  Party a  certified  duplicate  original  of any policy required to be maintained hereunder.

11.  Relationship of Parties.  This Agreement creates no relationship other than an agency relationship  between the Parties hereto.  Except for the terms of the agency  arrangement  expressly provided herein,  there is no partnership,  joint venture or other joint or mutual  enterprise or  undertaking  created hereby and neither Party, or any of such Party's representatives, agents or employees, will be deemed to be the  representative  or employee of the other  Party.  Except as expressly  provided  herein or as  otherwise  specifically  agreed  in  writing, neither  Party will have  authority to act on behalf of or bind the other Party.
Notwithstanding  the  foregoing,  the Parties  acknowledge  that Bunge will be a member of Producer and has certain rights related thereto.

12.  Confidentiality.

     12.1  Definition  of  Confidential  Information.   The  term  "Confidential
Information"  means all material or information  relating to a Party's  business operations  and affairs  (including  trade  secrets)  that such Party  treats as confidential.  Without limiting the generality of the foregoing, all information regarding quantities of Corn requested,  supplied,  or capable of being supplied and any pricing matter under this  Agreement  will be deemed to be  Confidential
Information of the appropriate Party.

     12.2 Use of Confidential  Information.  During the Term and for three years thereafter, neither Party will (a) use any Confidential Information of the other
Party for any  purpose  other  than in  accordance  with this  Agreement  or for internal  business  purposes,  or (b) disclose  Confidential  Information to any
Person,  except to its  personnel  (and with  respect  to A-B,  to Bunge and its
Affiliates) who are subject to nondisclosure  obligations comparable in scope to this  Section 12 and who have a need to know such  Confidential  Information  in order to perform  under  this  Agreement.  Notwithstanding  the  foregoing,  the
Parties  acknowledge  that A-B,  Bunge and/or their  respective  Affiliates  may perform  services for other third  parties  similar to the services  provided to
Producer  hereunder  and  that the use by A-B,  Bunge  and/or  their  respective
Affiliates of any Confidential Information regarding the services provided under this  Agreement in the course of the  provision of such  services to other third parties and for A-B's,  Bunge's and their Affiliates' internal business purposes shall not be considered a violation of this Section 12; provided,  that such use
of  Producer's   Confidential   Information   may  not  be  to  the  competitive
disadvantage of Producer.

     12.3 Disclosure of Confidential Information.  Notwithstanding Section 12.2,
either  Party may use for any purpose or disclose  any  material or  information that it can demonstrate (i) is or becomes publicly known through no act or fault of such Party;  (ii) is developed  independently by such Party without reference to the other Party's Confidential Information; (iii) is known by such Party when disclosed  by the  other  Party,  and such  Party  does not then  have a duty to maintain its confidentiality;  or (iv) is rightfully obtained by such Party from a third party not obligated to preserve its  confidentiality who did not receive the material or information directly or indirectly from the other Party. A Party also may  disclose  the other  Party's  Confidential  Information  to the extent required  by  a  court  or  other  governmental  authority,

                                      -14-

provided that the  disclosing  Party (a) gives the other Party  advance  written notice of the disclosure,  (b) uses reasonable  efforts to resist disclosing the
Confidential  Information,  (c)  cooperates  with the other  Party on request to obtain a protective order or otherwise limit the disclosure,  and (d) as soon as reasonably  possible,  provides a letter from its counsel  confirming  that such
Confidential Information is, in fact, required to be disclosed.

     12.4 Injunctive Relief.  Each Party acknowledges and agrees that its breach or  threatened  breach of any provision of this Section 12 would cause the other
Party irreparable  injury for which it would not have an adequate remedy at law.
In the event of a breach or threatened  breach,  the nonbreaching  Party will be entitled to injunctive  relief in addition to all other  remedies it may have at law or in equity.

13.  Governing Law; Disputes.

     13.1  Governing  Law. This  Agreement  shall be governed by the laws of the state of Iowa, without regard to principles of conflicts of laws.

     13.2 Notice of Dispute.  If any dispute  shall arise under or in connection with this Agreement, the Parties hereto agree to follow the procedures set forth in this Section 13 in an effort to resolve the dispute prior to the commencement of any formal proceedings;  provided,  however,  that either Party may institute judicial  proceedings seeking equitable relief or remedies without following the procedures set forth herein.  The Parties shall attempt in good faith to resolve any  dispute  arising  out  of  or  relating  to  this  Agreement,  the  breach, termination,  or  validity  hereof,  or  the  transactions  contemplated  herein promptly by negotiation between representatives who have authority to settle the controversy.  Any Party may give the other Party  written  notice that a dispute exists (a  "Notice  of  Dispute")  setting  forth a  statement  of such  Party's position.  Within  twenty (20)  business  days of the  delivery of the Notice of
Dispute, representatives of the Parties shall meet at a mutually acceptable time and place,  and thereafter as long as they both reasonably  deem  necessary,  to exchange relevant  information and attempt to resolve the dispute. If the matter has  not  been  resolved  within  thirty  (30)  days  of the  disputing  party's delivering its Notice of Dispute, the dispute shall be referred to the Boards of
Directors  or  Managers  of  Producer  and  A-B who  shall  within  twenty  (20)
additional days meet to attempt in good faith to resolve the dispute.

     13.3 Mediation. If the matter still has not been resolved within sixty (60)
days of the  delivery  of the  Notice  of  Dispute,  then any  Party may seek to resolve the dispute through mediation  administered by the Commercial  Mediation
Rules of the American  Arbitration  Association.  If the Parties fail to resolve the dispute within  twenty-one (21) days after starting  mediation,  then either
Party may initiate  appropriate  proceedings to obtain a judicial  resolution of the dispute.

     13.4 Negotiations; Jurisdictional Matters. If a representative of any Party intends to be  accompanied  at a meeting by an  attorney,  the other  negotiator shall be given at least three (3) business  days' notice of such  intention  and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement  negotiations for  purposes  of the  Federal  Rules of  Evidence  and  similar  state rules of

                                      -15-

evidence. Any proceeding initiated by either Party hereto shall be commenced and prosecuted  in the United  States  District  Courts for the Eastern  District of
Missouri  or the  Western  District  of Iowa or the state  courts  in St.  Louis
County,  Missouri or Des Moines,  Iowa, and any courts to which an appeal may be
taken,   and  each  Party  hereby  consents  to  and  submits  to  the  personal jurisdiction of each of such courts.

     13.5 Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHTS
TO A TRIAL BY JURY IN ANY LEGAL  PROCEEDING  ARISING  OUT OF OR  RELATED TO THIS
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.  Indemnification.

     14.1 Indemnification By Producer. Producer agrees to indemnify and hold A-B harmless from any Loss suffered or incurred by A-B arising out of, or in any way relating to:

          (a) Producer's use or possession or operations on or at, or any action or failure to act at, the Facility;

          (b) any  personal  injury  or  property  damage  related  to the  use, possession,  condition of, disposal of, physical contact with or exposure to any products manufactured at the Facility;

          (c)  injuries or alleged  injuries  suffered by  Producer's  employees whether at the Facility or elsewhere  and whether or not under the  direction of
A-B and/or the Producer; or

          (d) any violation or alleged violation of any Governmental Requirement by Producer,

unless and to the extent such Loss was directly caused by A-B's gross negligence or willful  misconduct  and in each case only to the extent A-B is not otherwise compensated for such Loss by applicable insurance (to the extent actually paid).

     14.2  Indemnification  By A-B.  A-B agrees to indemnify  and hold  Producer harmless  from any Loss  suffered or incurred by Producer  arising out of, or in any way relating to:

          (a)  injuries  or alleged  injuries  suffered by A-B's  employees,  or leased or subcontracted by A-B, whether at the Facility or elsewhere; or

          (b) any violation or alleged violation of any Governmental Requirement by A-B,

unless and to the  extent  such Loss was  directly  caused by  Producer's  gross negligence or willful misconduct and in each case only to the extent Producer is not otherwise  compensated for such Loss by applicable  insurance (to the extent actually paid).

                                      -16-

     14.3 Employees,  Affiliates,  Etc. A party's  indemnification  of the other party  pursuant  to this  Section 14 will also run in favor of such  indemnified
party's  officers,  directors,   employees,  agents  and  representatives,   and
indemnification  claims may be made  hereunder  by any of such parties or by the indemnified party on such third parties' behalf.

     14.4 Definitions. For purposes of this Agreement:

          (a)  "Governmental  Requirement"  means  all  laws,  statutes,  codes,
ordinances  and  governmental   rules,   regulations  and  requirements  of  any
Governmental  Authority that are applicable to the Parties,  the property of the
Parties or activities described in or contemplated by this Agreement.

          (b) "Loss" means any claim,  loss,  cost,  expense,  liability,  fine, penalty,  interest,  payment or damage,  including but not limited to reasonable attorneys'  fees,  accountants'  fees and any cost and  expense  of  litigation, negotiation, settlement or appeal

     15. Notices. All notices required or permitted under this Agreement will be in writing and will be deemed given and made:  (i) if by personal  delivery,  on the date of such delivery,  (ii) if by facsimile, on the date sent (as evidenced by  confirmation of transmission  by the  transmitting  equipment),  (iii) if by nationally  recognized  overnight  courier,  on the next  business day following deposit,  and (iv) if by  certified  mail,  return  receipt  requested,  postage prepaid,  on the  third  business  day  following  such  mailing;  in each  case addressed to the address or facsimile number shown below for such Party, or such other  address or facsimile  number as such Party may give to the other Party by notice:

          If to A-B:

          AGRI-Bunge, LLC
          c/o Bunge North America, Inc.
          11720 Borman Drive
          St. Louis, Missouri  63146
          Attn: Senior Vice President - Bunge Grain
          Facsimile: (314) 292-2110

          with copies to:

                                           American Grain and Related Industries
          Bunge North America, Inc.        (a Farmer-owned cooperative)
          11720 Borman Drive               2829 Westown Parkway, Suite 100
          St. Louis, Missouri  63146       West Des Moines, Iowa  50266
          Attn:  General Counsel           Attn:  Chief Executive Officer
          Facsimile:  (314) 292-2521       Facsimile:  (515) 223-7770

          If to Producer:

          Southwest Iowa Renewable Energy, LLC
          712 S. Hwy 6, PO Box 189

                                      -17-

          Oakland, IA 51560-0189
          Attn: General Manager

          with copies to:

          David E. Gardels, Esq.
          Blackwell Sanders Peper Martin LLP
          1620 Dodge Street, Suite 2100
          Omaha, NE 68102
          Facsimile: (402) 964-5050

16. Entire Agreement;  No Third Party Beneficiaries.  This Agreement constitutes the entire  agreement  between the Parties  with  respect to the subject  matter hereof and supersedes all prior agreements and understandings,  both written and oral,  between  the Parties  with  respect to the subject  matter  hereof.  This
Agreement  does not, and is not intended to,  confer any rights or remedies upon any person other than the Parties (or their Affiliates, successors, assignees or subcontractors to the extent set forth herein).

17.  Amendments;  Waiver. The Parties may amend this Agreement only by a written agreement of the Parties.  No provision of this Agreement may be waived,  except as  expressly  provided  herein or  pursuant  to a  writing  signed by the Party against  whom the  waiver is  sought  to be  enforced.  No  failure  or delay in exercising  any right or remedy or requiring the  satisfaction  of any condition under this Agreement,  and no "course of dealing" between the Parties,  operates as a waiver or  estoppel  of any right,  remedy or  condition.  A waiver made in writing on one  occasion is  effective  only in that  instance  and only for the purpose  that it is given and is not to be  construed  as a waiver on any future occasion or against any other person.

18. Assignment. No Party may assign this Agreement, or assign or delegate any of its rights,  interests,  or obligations under this Agreement,  without the prior written  consent of the other Party.  Despite the prior  sentence,  (a) SIRE may assign to  Affiliates of SIRE and may enter in  assignments  required by lenders without A-B's prior written consent,  and (b) A-B may assign this Agreement,  or assign or  delegate  any of its rights,  interests,  or  obligations  under this
Agreement,  to Bunge North America,  Inc. and its Affiliates  without Producer's prior written  consent.  Subject to the preceding  sentences in this Section 18, this  Agreement  binds and benefits the Parties and their  respective  permitted successors and assigns.

19.  Subcontracting.  In connection  with A-B  providing  the Services,  A-B may subcontract  with  or  otherwise  retain  the  services  of  Bunge  and  Bunge's
Affiliates,  and Producer hereby consents to such subcontracting  activities for purposes of Section 18 hereof.

20. Severability.  If a court or arbitrator with proper jurisdiction  determines that any provision of this Agreement is illegal, invalid, or unenforceable,  the remaining  provisions of this Agreement  remain in full force.  The Parties will negotiate  in good faith to replace  such  illegal,  invalid,  or  unenforceable provision with a legal,  valid,  and enforceable  provision that carries out the
Parties' intentions to the greatest lawful extent under this Agreement.

                                      -18-

21.  Interpretation.  Each  Party has been  represented  by  counsel  during the negotiation  of this  Agreement and agrees that any ambiguity in this  Agreement will not be construed against one of the Parties.

22. Further Assurances. Each Party will execute and cause to be delivered to the other  Party  such  instruments  and other  documents,  and will take such other actions,  as the other Party may reasonably  request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

23. Counterparts. This Agreement may be executed by the Parties by facsimile and in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

                  [remainder of page intentionally left blank]

                                      -19-

IN WITNESS  WHEREOF,  the Parties have caused this  Agreement to be executed the day and year first above written.

AGRI-BUNGE, LLC                        SOUTHWEST IOWA RENEWABLE
                                       ENERGY, LLC

By:      /s/ Bailey Ragan              By:      /s/ David J. Denne
    --------------------------------      --------------------------------------
Name:   Bailey Ragan                   Name:   David Denne
Title:  Manager                        Title:  Chairman

                                      -20-

                                    Exhibit A

                                FORM OF CONTRACT

                      Southwest Iowa Renewable Energy, LLC
                            712 S. Hwy 6, PO Box 189
                             Oakland, IA 51560-0189

     --------------------------------
     Seller Name and Address:
     --------------------------------

                                                                                                       -----------------------------
                                                                                                       DATE
                                                                                                       -----------------------------
                                                                                          ------------------------------------------
                                                                                          LOCATION
                                                                                          ------------------------------------------
                                                                             -------------------------------------------------------
                                                                             SUBJECT TO RULES OF:
                                                                             NATIONAL GRAIN AND FEED ASSOCIATION
                                                                             -------------------------------------------------------
    WE CONFIRM PURCHASE FROM YOU OF:
------------------------------- ------------------------------------- -------------------------------- -----------------------------
            QUANTITY                        GRADE-GRAIN                            PRICE                            BASIS
------------------------------- ------------------------------------- -------------------------------- -----------------------------

------------------------------- ------------------------------------- -------------------------------- -----------------------------

   TERMS:                                              INSPECTIONS:                                         WEIGHTS:

   TIME OF DELIVERY:

   SPECIAL TERMS:

   LIENS:

   GENERAL TERMS:
   1. Seller  warrants  that  commodity  which  is the  subject  matter  of this
      confirmation  is  free  and  clear  of  any  penalty,   lien,   charge  or
      encumbrance,   governmental   or   otherwise,   except  as  stated  above.
      Notwithstanding  any such penalty,  lien,  encumbrance,  neither Seller of
      Buyer intends that such commodity be grown on any specific farm,  tract of land or territory.

   2. The terms of this  confirmation  are subject in all  respects to the rules and regulations of the exchange,  board, or association  designated above.
      If Seller is not a member of the said exchange, board or association, then the rules and regulations of the National Grain and Feed Association shall govern.  Buyer and Seller  agree that all disputes  controversies  between them with respect to this  confirmation  shall be arbitrated  according to said  rules and  regulation,  and that  judgement  may be  entered  on the arbitration award in any court of competent jurisdiction.

   3. Buyer reserves the right to cancel,  extend  delivery time, or fill at the above location or elsewhere at Buyer's  option,  any balance not delivered within  delivery  period,  and any loan resulting  therefrom to be paid by
      Seller.  Extensions  of  delivery  time  will be made  only  upon 48 hours notice,  excluding  Saturdays  and legal  holidays  and will be  effective unless Seller objects to such notice within said 48 hour period.

   4. The term  "inspection"  shall mean inspection in accordance with the terms of National Grain and Feed  Association's  "Class A" Official  Inspection.
      Buyer's weights and inspections  shall be specified where official weights and grades are not available.

   5. The commodity to be delivered  hereunder is intended to be  transported in interstate  or foreign  commerce.  (a)  Seller  warrants  all  commodities applied against this confirmation (i) to be free of crotalaria; (ii) to be fit for human  consumption,  and (iii) not to be adultered  or  miobranded within the  meaning  of the  Federal  Food,  Drug and  Cosmetic  Act or an
      article or commodity  which may not,  under the  provisions of the Act, be introduced into interstate  commerce.  (b) Any commodity not in compliance with the foregoing  warranties or any  commodity,  irrespective  of grade, which  is  tagged,  seized,  condemned,  declared  unfit  or is  otherwise actionable  by any  municipal  state,  or  federal  agency,  shall  not be applicable  on contract and  ownership  shall remain in Seller.  All costs incurred by Buyer with respect to any such commodity  shall be for account of Seller.

   6. Buyer  reserves  the right to  reject  off-grade  grain or to unload  same without first notifying Seller.

   7. Any increase in present  freight  raises  shall be for  Seller's  account.
      Where proportional  rates are applicable,  Seller shall furnish tonnage to protect  minimum  pay-in ("pad") in effect on or prior to the date of this confirmation.

   8. Seller warrants that the commodity  delivered under this  confirmation was grown within the boundary of the continental United States.

   9. Acceptance  of any  delivery  by  Buyer  after  breach  of the  terms  and conditions  of this  confirmation  by Seller shall not waive any rights or remedies accruing to Buyer as a result of such breach.

   10. This  contract  is subject  to  reciprocal  margins  common in the trade, including the following: when the market price exceeds the contract price,
      Buyer may require Seller to place the difference  between market price and contract  price on the  undelivered  balance  in  escrow  and/or  withhold amounts due Seller for  deliveries  on this or any other  contract,  in an amount no greater than the  difference  between  market price and contract price, until the balance is delivered.  When the market price is below the contract price,  Seller may require Buyer to place the difference  between market price and contract price on the undelivered  balance in escrow.  If more than one contract is outstanding,  the aggregate  balance on all open contracts  will be  considered.  Any payment made prior to  completion  of delivery will be considered  merely an  accommodation,  and in making such advance  Buyer waives none of the  conditions of this  confirmation  to be performed by Seller.

   11. Buyer's performance under this confirmation is contingent upon conditions beyond  Buyer's  control such as, but not limited to,  labor  disputes and disturbances, embargo delays, accidents, fire, delay or non-performance of carriers, acts of God, or war.

   12. If Seller  does not return a signed  copy of this  confirmation  to Buyer within ten days from the above date, Buyer shall have the option to cancel this confirmation by sending written notice to Seller within fourteen days from the above  date.  If Buyer does not give such  written  notice,  this confirmation shall remain in full force and effect.

                 SELLER:                                   BUYER:

  ------------------------------------   Southwest Iowa Renewable Energy, LLC

  By:                                    By:
     ---------------------------------      ------------------------------------

================================================================================

                                      -2-